Exhibit 99.1

NYSE: TRV

Travelers Announces Initial Estimate for Fourth Quarter 2022 Catastrophe Losses,

Which Were Driven by the December Winter Storm, as well as Preliminary Fourth Quarter 2022 Results

New York, January 17, 2023 - The Travelers Companies, Inc. (NYSE: TRV) today announced preliminary results for the fourth quarter of 2022.

For the fourth quarter of 2022, the Company expects to report net income of $819 million, or $3.44 per diluted share, and core income of $810 million, or $3.40 per diluted share.

Fourth quarter 2022 results include the Company’s estimate for catastrophe losses of $459 million pre-tax ($362 million after-tax), net of reinsurance. Catastrophe losses primarily resulted from the significant winter storm that impacted much of the U.S and Canada in late December.

“We are pleased with the solid results for the quarter in light of the late December winter storm,” said Alan Schnitzer, Chairman and Chief Executive Officer. “While the footprint of the storm was substantial, impacting 37 U.S. states, the District of Columbia and Canada, our loss experience is consistent with our modeled estimates.

“Aside from the catastrophic weather, underlying results in our commercial businesses were exceptional. Underlying results in Personal Insurance remain challenged by elevated industrywide loss costs. We recorded another quarter of progress with strong pricing and other actions to address these challenges. Across all three segments, we are also pleased with continued strong net written premium growth in the quarter, positioning us well as we enter the new year.”

The Company also expects results in the fourth quarter of 2022 to include an underlying underwriting gain of $723 million pre-tax ($571 million after-tax), net investment income of $625 million pre-tax ($531 million after-tax), which includes $601 million pre-tax ($510 million after-tax) from the fixed income portfolio, and net favorable prior year reserve development of $185 million pre-tax ($145 million after-tax).

Conference Call

As previously announced, Travelers will review its fourth quarter and full year 2022 results at 9 a.m. ET on Tuesday, January 24, following the release of results earlier that morning. Investors can access the call via webcast at investor.travelers.com and by dialing 888-440-6281 within the United States or 646-960-0218 outside the United States. A slide presentation, statistical supplement and live audio broadcast will be available on the same website. Following the event, replays will be available via webcast for one year at investor.travelers.com and by telephone for 30 days by dialing 800-770-2030 within the United States or 647-362-9199 outside the United States. All callers should use conference ID 5449478.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, may be forward-looking statements. Words such as “may,” “will,” “should,” “likely,” “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates” and similar expressions are used to identify these forward-looking statements. These statements include, among other things, the Company’s statements about:

•	the Company’s expected results of operations for the fourth quarter ended December 31, 2022;

•	the Company’s progress in Personal Insurance on addressing the elevated industrywide loss costs; and

•	top-line production.

The forward-looking statements in this press release provide preliminary information based on the Company’s current estimates and expectations, and remain subject to change and finalization based on management’s ongoing review of results of the quarter and completion of all quarter-end close processes. The Company cautions investors that if the estimates, expectations or assumptions underlying the forward-looking statements in this press release prove inaccurate or if other risks or uncertainties arise, actual results could differ materially from those expressed in, or implied by, these forward-looking statements. Other factors that could cause actual results to differ materially from the forward looking statements in this press release are discussed under the captions “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Forward Looking Statements” in the Company’s quarterly report on Form 10-Q filed with the Securities and Exchange Commission (SEC) on October 19, 2022, and in the Company’s most recent annual report on Form 10-K filed with the SEC on February 17, 2022, in each case as updated by periodic filings with the SEC. The Company’s forward-looking statements speak only as of the date of this press release, and the Company undertakes no obligation to update forward-looking statements.

About Travelers

The Travelers Companies, Inc. (NYSE: TRV) is a leading provider of property casualty insurance for auto, home and business. A component of the Dow Jones Industrial Average, Travelers has more than 30,000 employees and generated revenues of approximately $37 billion in 2022. For more information, visit www.travelers.com.

GLOSSARY OF FINANCIAL MEASURES AND RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES

The following measures are used by the Company’s management to evaluate financial performance against historical results, to establish performance targets on a consolidated basis and for other reasons as discussed below. In some cases, these measures are considered non-GAAP financial measures under applicable SEC rules because they are not displayed as separate line items in the consolidated financial statements or are not required to be disclosed in the notes to financial statements or, in some cases, include or exclude certain items not ordinarily included or excluded in the most comparable GAAP financial measure. Reconciliations of these measures to the most comparable GAAP measures also follow.

In the opinion of the Company’s management, a discussion of these measures provides investors, financial analysts, rating agencies and other financial statement users with a better understanding of the significant factors that comprise the Company’s periodic results of operations and how management evaluates the Company’s financial performance.

Some of these measures exclude net realized investment gains (losses), net of tax, and/or net unrealized investment gains (losses), net of tax, included in shareholders’ equity, which can be significantly impacted by both discretionary and other economic factors and are not necessarily indicative of operating trends.

Other companies may calculate these measures differently, and, therefore, their measures may not be comparable to those used by the Company’s management.

Core income (loss) is consolidated net income (loss) excluding the after-tax impact of net realized investment gains (losses), discontinued operations, the effect of a change in tax laws and tax rates at enactment, and cumulative effect of changes in accounting principles when applicable. Financial statement users also consider core income (loss) when analyzing the results and trends of insurance companies. Core income (loss) per share is core income (loss) on a per common share basis.

Reconciliation of Net Income to Core Income

Three Months Ended
($ in millions, after-tax)	December 31, 2022
Net income	$819
Adjustments:
Net realized investment gains	(9)
Core income	$810

Reconciliation of Net Income per Share to Core Income per Share on a Basic and Diluted Basis

Three Months Ended
Basic income per share	December 31, 2022
Net income	$3.49
Adjustments:
Net realized investment gains	(0.04)
Core income	$3.45

Diluted income per share
Net income	$3.44
Adjustments:
Net realized investment gains	(0.04)
Core income	$3.40

RECONCILIATION OF NET INCOME TO UNDERWRITING GAIN EXCLUDING CERTAIN ITEMS

Underwriting gain (loss) is net earned premiums and fee income less claims and claim adjustment expenses and insurance-related expenses. In the opinion of the Company’s management, it is important to measure the profitability of each segment excluding the results of investing activities, which are managed separately from the insurance business. This measure is used to assess each segment’s business performance and as a tool in making business decisions. Underwriting gain, excluding the impact of catastrophes and net favorable (unfavorable) prior year loss reserve development, is the underwriting gain adjusted to exclude claims and claim adjustment expenses, reinstatement premiums and assessments related to catastrophes and loss reserve development related to time periods prior to the current year. In the opinion of the Company’s management, this measure is meaningful to users of the financial statements to understand the Company’s periodic earnings and the variability of earnings caused by the unpredictable nature (i.e., the timing and amount) of catastrophes and loss reserve development. This measure is also referred to as underlying underwriting gain, underlying underwriting margin, underlying underwriting income or underlying underwriting result.

A catastrophe is a severe loss designated a catastrophe by internationally recognized organizations that track and report on insured losses resulting from catastrophic events, such as Property Claim Services (PCS) for events in the United States and Canada. Catastrophes can be caused by various natural events, including, among others, hurricanes, tornadoes and other windstorms, earthquakes, hail, wildfires, severe winter weather, floods, tsunamis, volcanic eruptions and other naturally-occurring events, such as solar flares. Catastrophes can also be man-made, such as terrorist attacks and other intentionally destructive acts including those involving nuclear, biological, chemical and radiological events, cyber events, explosions and destruction of infrastructure. Each catastrophe has unique characteristics and catastrophes are not predictable as to timing or amount. Their effects are included in net and core income and claims and claim adjustment expense reserves upon occurrence. A catastrophe may result in the payment of reinsurance reinstatement premiums and assessments from various pools.

The Company’s threshold for disclosing catastrophes is primarily determined at the reportable segment level. If a threshold for one segment or a combination thereof is exceeded and the other segments have losses from the same event, losses from the event are identified as catastrophe losses in the segment results and for the consolidated results of the Company. Additionally, an aggregate threshold is applied for international business across all reportable segments. The threshold for 2022 ranges from $20 million to $30 million of losses before reinsurance and taxes.

Net favorable (unfavorable) prior year loss reserve development is the increase or decrease in incurred claims and claim adjustment expenses as a result of the re-estimation of claims and claim adjustment expense reserves at successive valuation dates for a given group of claims, which may be related to one or more prior years. In the opinion of the Company’s management, a discussion of loss reserve development is meaningful to users of the financial statements as it allows them to assess the impact between prior and current year development on incurred claims and claim adjustment expenses, net and core income (loss), and changes in claims and claim adjustment expense reserve levels from period to period.

Reconciliation of Net Income to Pre-Tax Underlying Underwriting Income (also known as Underlying Underwriting Gain)

Three Months Ended
($ in millions, after-tax, except as noted)	December 31, 2022
Net income	$819
Net realized investment gains	(9)
Core income	810
Net investment income	(531)
Other (income) expense, including interest expense	75
Underwriting income	354
Income tax expense on underwriting results	95
Pre-tax underwriting income	449
Pre-tax impact of net favorable prior year reserve development	(185)
Pre-tax impact of catastrophes	459
Pre-tax underlying underwriting income	$723

Reconciliation of Net Income to After-Tax Underlying Underwriting Income (also known as Underlying Underwriting Gain)

Three Months Ended
($ in millions, after-tax)	December 31, 2022
Net income	$819
Net realized investment gains	(9)
Core income	810
Net investment income	(531)
Other (income) expense, including interest expense	75
Underwriting income	354
Impact of net favorable prior year reserve development	(145)
Impact of catastrophes	362
Underlying underwriting income	$571

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Contacts

Media:	Institutional Investors:
Patrick Linehan	Abbe Goldstein
917.778.6267	917.778.6825